As filed with the Securities and Exchange Commission on November 8, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAKER HUGHES INCORPORATED
(Exact name of issuer as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0207995 (I.R.S. Employer Identification No.)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
(Address, including zip code of Principal Executive Offices)

Baker Hughes Incorporated Employee Stock Purchase Plan
(Full title of the plan)

ALAN R. CRAIN, JR., ESQ.
GENERAL COUNSEL
BAKER HUGHES INCORPORATED, 2929 ALLEN PARKWAY, SUITE 2100
HOUSTON, TEXAS 77019
(713) 439-8600
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum	Amount
Securities	Amount	Offering	Aggregate	of
to be	to be	Price per	Offering	Registration
Registered	Registered	Share(1)	Price(1)	Fee
Common Stock, $1.00 par value per share	5,000,000 Shares	$69.03	$345,150,000	$36,931.05

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)and based upon the average of the high and low sales price of the Common Stock reported on the New York Stock Exchange on November 6, 2006.

Part II
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement No. 33-14803 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-14803, Registration Statement No. 33-57759 and Registration Statement No. 333-81463 on Form S-8 filed by Baker Hughes Incorporated with the Securities and Exchange Commission are incorporated herein by reference. Filed as exhibits hereto are the following opinion and consents:
5.1	Opinion of Alan R. Crain, Jr., General Counsel of Baker Hughes Incorporated, as to the validity of the securities.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Alan R. Crain, Jr. (contained in Exhibit 5.1)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Ragauss and Alan R. Crain, Jr., and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on November 8, 2006.

BAKER HUGHES INCORPORATED
By:	/s/ Chad C. Deaton
Chad C. Deaton
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on November 8, 2006:

Signature	Title

/s/ CHAD C. DEATON (Chad C. Deaton)	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ PETER A. RAGAUSS (Peter A. Ragauss)	Senior Vice President — Finance and Administration and Chief Financial Officer (principal financial officer)

/s/ ALAN J. KEIFER (Alan J. Keifer)	Vice President and Controller (principal accounting officer)

/s/ LARRY D. BRADY (Larry D. Brady)	Director

/s/ CLARENCE P. CAZALOT, JR. (Clarence P. Cazalot, Jr.)	Director

/s/ EDWARD P. DJEREJIAN (Edward P. Djerejian)	Director

/s/ ANTHONY G. FERNANDES (Anthony G. Fernandes)	Director

/s/ CLAIRE W. GARGALLI (Claire W. Gargalli)	Director

/s/ PIERRE H. JUNGELS (Pierre H. Jungels)	Director

/s/ JAMES A. LASH (James A. Lash)	Director

/s/ JAMES F. MCCALL (James F. McCall)	Director

/s/ J. LARRY NICHOLS (J. Larry Nichols)	Director

/s/ H. JOHN RILEY, JR. (H. John Riley, Jr.)	Director

/s/ CHARLES L. WATSON (Charles L. Watson)	Director

Exhibit Index
5.1	Opinion of Alan R. Crain, Jr., General Counsel of Baker Hughes Incorporated, as to the validity of the securities.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Alan R. Crain, Jr. (contained in Exhibit 5.1)